Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
In re: DENDREON CORPORATION, et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 14-12515 (LSS) Jointly Administered
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x	Related Docket Nos. 17, 62, 195

DEBTORS’ EMERGENCY MOTION FOR ORDER (A) APPROVING STALKING

HORSE BIDDER AND AUTHORIZING BID PROTECTIONS IN CONNECTION WITH

THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS,

(B) RESCHEDULING THE HEARING TO APPROVE SUCH SALE AND

(C) GRANTING RELATED RELIEF

The debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”),2 hereby move (this “Motion”) this Court, pursuant to sections 105, 363 and 503 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 6004 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), for entry of an order, substantially in the form attached hereto as Exhibit A, (a) approving Valeant Pharmaceuticals International, Inc. (“Valeant”) as the stalking horse bidder (the “Stalking Horse Bidder”) for the sale (the “Sale”) of all or substantially all of the Debtors’ non-cash assets (the “Acquired Assets”) in accordance with the Acquisition Agreement attached hereto as Exhibit B, and authorizing bid protections in connection therewith, (b) rescheduling the hearing to approve the Sale (the “Sale

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sale Motion (as defined herein).

Hearing”) and (c) granting related relief. In support of this Motion, the Debtors, by and through their undersigned counsel, respectfully represent:

JURISDICTION AND VENUE

1. This Court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409.

2. The legal predicates for the relief requested herein are sections 105, 363 and 503 of the Bankruptcy Code, and Bankruptcy Rules 6004 and 9014.

3. Pursuant to Rule 9013-1(f) of the Local Rules for the United States Bankruptcy Court for the District of Delaware (the “Local Bankruptcy Rules”), the Debtors consent to the entry of a final judgment or order with respect to this Motion if it is determined that this Court would lack Article III jurisdiction to enter such final order or judgment absent the consent of the parties.

BACKGROUND

A.	The Chapter 11 Filing

1. On November 10, 2014 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code.

2. The Debtors continue to manage and operate their business as debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108.

4. On November 19, 2014, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors (the “Committee”) in these chapter 11 cases pursuant to Bankruptcy Code section 1102.

B.	The Plan Support Agreements

5. On December 9, 2014, the Debtors entered into two substantially similar plan support agreements (the “Plan Support Agreements”) with certain holders of the 2016 Notes to support their restructuring process. Specifically, one Plan Support Agreement is by and between the Debtors and certain funds managed by Deerfield Management Company, L.P., (the “Deerfield Noteholders”). The other Plan Support Agreement is by and between the Debtors and certain unaffiliated holders of the 2016 Notes (the “Unaffiliated Noteholders” and, together with the Deerfield Noteholders, the “Supporting Noteholders”). On the Petition Date, the Debtors filed a motion to assume the Plan Support Agreements [Docket No. 20]. The motion was granted and the Plan Support Agreements were assumed pursuant to an order entered on December 23, 2014 [Docket No. 215].

C.	The Sale Motion and Bidding Procedures Order

6. On the Petition Date, the Debtors filed a motion [Docket No. 17] (the “Sale Motion”) seeking entry of an order (A)(i) establishing bidding procedures (the “Bidding Procedures”) relating to the sale of substantially all of the Debtors’ assets; (ii) establishing procedures for the Debtors to enter into stalking horse agreement with bid protections in connection with a sale of substantially all of the Debtors’ assets; (iii) establishing procedures for the assumption and assignment of executory contracts and unexpired leases, including notice of proposed cure amounts; (iv) approving the form and manner of notice of all procedures, protections, schedules and agreements; and (v) scheduling a hearing to approve such sale; and (B)(i) approving the sale of the Debtors’ assets free and clear of all liens, claims, encumbrances and interests; (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases; and (iii) granting certain related relief.

7. On December 17, 2014, the Court entered an order approving the Bidding Procedures [Docket No. 195] (the “Bidding Procedures Order”), a copy of which is attached hereto as Exhibit C. Among other things, the Bidding Procedures Order allowed the Debtors, in consultation with the Supporting Noteholders, the Committee, and any other official committee appointed in the Chapter 11 Cases (the “Consultation Parties”), to select a stalking horse bidder for the Acquired Assets for the purposes of establishing a minimum acceptable bid with which to begin an auction (the “Auction”). The Bidding Procedures Order also provided that the Debtors were authorized to pay a stalking horse bidder a break-up fee in an amount up to 3% of the purchase price of the Acquired Assets (the “Break-up Fee”) and to reimburse any such stalking horse bidder for all reasonable expenses incurred with such stalking horse bidder’s attempted purchase of the Acquired Assets in an amount up to $1 million (the “Expense Reimbursement Amount” and together with the Break-up Fee, the “Bid Protections”). The Bidding Procedures Order set (i) December 29, 2014, as the deadline by which the Debtors were required to select a stalking horse bidder with five (5) business days’ notice (the “Stalking Horse Deadline”) and (ii) January 27, 2015, as the deadline to submit qualified bids (the “Bid Deadline”).

D.	The Postpetition Marketing Process

8. Postpetition, the Debtors and their advisors continued the pre-filing marketing process it began in September of 2014. As a result, since the commencement of the Chapter 11 Cases, and in the aggregate, Lazard has contacted approximately fifty-nine (59) potential buyers. Twenty (20) of these parties entered into non-disclosure agreements with the Debtors to further explore the potential purchase of the Company’s assets and business. To that end, similar to the prepetition sale process, Lazard provided such additional parties with: (i) access to the virtual data room containing extensive information about the Company, including, among other things, the Company’s significant contracts and other documents describing the

Company’s business and financial results in considerable detail, (ii) a copy of the Court-approved Bidding Procedures, (iii) access to a copy of the proposed acquisition agreement for their review and mark-up; and (iv) the opportunity to meet with the Debtors’ senior management and advisors to discuss due diligence questions.

9. At the time of the Stalking Horse Deadline, the Debtors had active participation in the sale process by a number of bidders. However, the Debtors, in their business judgment, determined not to select a stalking horse bid at that time. Now that the Debtors have reached the conclusion of this initial stage of the postpetition marketing process, the Debtors have determined that Valeant, one of the largest multinational pharmaceutical companies in the world, has submitted the highest and best offer for the Acquired Assets. Nonetheless, several bidders have requested that the Bid Deadline be extended, and the Debtors were inclined to grant such requests in order to maximize value for all stakeholders. Accordingly, the Debtors believe that extending the bid deadline to February 10, 2015, with the addition of Valeant as the Stalking Horse Bidder will maximize value for the benefit of all stakeholders in the Chapter 11 Cases.

RELIEF REQUESTED

10. By this Motion, the Debtors seek entry of an order (a) approving Valeant as the Stalking Horse Bidder and authorizing the Bid Protections previously approved by the Court in connection therewith, (b) rescheduling the hearing to approve the Sale and (c) granting related relief.

BASIS FOR RELIEF

A.	Importance of Establishing Stalking Horse Bidder

11. The Debtors’ highest priorities in the Chapter 11 Cases are to maximize the value of their business, insure the continued availability of PROVENGE and to pursue a strategic path that facilitates these goals. While the original Stalking Horse Deadline has passed, the Debtors now believe that it is in the best interests of all parties-in-interest to approve Valeant as the Stalking Horse Bidder and to provide Valeant with the Bid Protections. The Debtors have consulted with the Committee and the Committee has communicated its support regarding the extension of certain of the Bidding Procedures deadlines and the selection of a stalking horse bidder. The Debtors have also consulted the Supporting Noteholders (through their respective advisors) and the advisors to the Supporting Noteholders have communicated their support regarding the extension of certain of the Bidding Procedures deadlines and the selection of a stalking horse bidder. Given that the Unaffiliated Noteholders themselves did not have access to this Motion, the Stalking Horse Bidder’s Acquisition Agreement or any other Stalking Horse Bidder-related document[s] or non-public information regarding the process until the filing of this Motion, nothing herein is intended to abridge or waive any rights of the Unaffiliated Noteholders. The Debtors believe that extending the bid deadline in accordance with the Bidding Procedures and allowing the Auction to proceed with a Stalking Horse Bidder in place will maximize the value of the Debtors’ assets for the benefit of the Debtors’ estates.

12. The Debtors, pursuant to the terms of the Bidding Procedures, have extended the bid deadline to February 10, 2015, and have rescheduled the Auction to February 12, 2015. Contemporaneously with the filing of this Motion, all interested parties are being provided with the notice attached hereto as Exhibit D informing them of the revised deadlines.

13. The Debtors will promptly provide notice of the Stalking Horse Bidder and the Sale Hearing pursuant to the form of notice attached hereto as Exhibit E (the “Combined Notice”).

APPLICABLE AUTHORITY

14. Pursuant to the Bidding Procedures Order and the Bidding Procedures, the Debtors had until December 29, 2014, to select a stalking horse bidder. In accordance with the

Bidding Procedures, the Debtors would have had to provide five (5) business days’ notice of the selection of a stalking horse bidder and the provision of the Bid Protections to (i) the Committee, (ii) the UST, (iii) the Supporting Noteholders and (iv) those parties who have filed the appropriate notice pursuant to Bankruptcy Rule 2002 requesting notice of all pleadings filed in the Chapter 11 Cases. Pursuant to this Motion, the Debtors are seeking, in their business judgment, to comply with the already approved procedures to designate a stalking horse bidder and provide the Bid Protections set forth in the Bidding Procedures, and are simply doing so beyond the Stalking Horse Deadline set forth therein.

A.	The Relief Requested is a Sound Exercise of the Debtors’ Business Judgment and Should be Approved Under Sections 105(a) and 363(b)

15. “Under Delaware law, the business judgment rule operates as a presumption ‘that directors making a business decision, not involving self-interest, act on an informed basis, in good faith and in the honest belief that their actions are in the corporation’s best interest.’” Continuing Creditors’ Comm. of Star Telecomms., Inc. v. Edgecomb, 385 F. Supp. 2d 449, 462 (D. Del. 2004) (quoting Grobow v. Perot, 539 A.2d 180, 187 (Del. 1988)); see also Ad Hoc Comm. of Equity Holders of Tectonic Network, Inc. v. Wolford, 554 F. Supp. 2d 538, 555 n.111 (D. Del. 2008). Thus, this Court should grant the relief requested in this Motion if the Debtors demonstrate a sound business justification therefore. See In re Delaware & Hudson Ry. Co., 124 B.R. 169, 179 (D. Del. 1991).

16. The Debtors have demonstrated sound business justifications for selecting Valeant as the Stalking Horse Bidder after the Stalking Horse Deadline and paying the previously approved Bid Protections in connection therewith. As stated herein, the Debtors seek to maximize the value of their assets for the benefit of all parties-in-interest. The approval of the

Stalking Horse Bidder will facilitate a competitive bidding process and allow the Debtors to do so.

17. Section 363(b)(1) of the Bankruptcy Code provides: “The trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b)(1). Bankruptcy Code section 105(a) provides in relevant part: “The Court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a).

18. In the Sale Motion, the Debtors provided more than sufficient business justifications for selling the Acquired Assets pursuant to section 363(b). By this motion, the Debtors are continuing to exercise their business judgment in order to maximize the value of their estates by selecting a Stalking Horse Bidder and paying the Bid Protections in accordance with the approved Bidding Procedures. Section 105(a) provides a bankruptcy court with broad powers in the administration of a case under the Bankruptcy Code, providing, in relevant part, that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code].” 11 U.S.C. § 105(a). Provided that a bankruptcy court does not employ its equitable powers to achieve a result not contemplated by the Bankruptcy Code, the exercise of its section 105 power is proper. Nw. Bank Worthington v. Ahlers, 485 U.S. 197, 206 (1988) (“[W]hatever equitable powers remain in the bankruptcy courts must and can only be exercised within the confines of the Bankruptcy Code.”); U.S. v. Pepperman, 976 F.2d 123, 131 (3d Cir. 1992). Pursuant to Bankruptcy Code section 105(a), a court may fashion an order or decree that helps preserve or protect the value of a debtor’s assets. Momentum Mfg. Corp. v. Emp. Creditors Comm. (In re Momentum Mfg. Corp.), 25 F.3d 1132, 1136 (2d Cir. 1994) (“It is well settled that bankruptcy courts are courts of equity, empowered to invoke equitable principles to achieve fairness and justice in the reorganization process [where] . . . [s]ection 105(a) of the Code provides that ‘[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.’”); Patrick v. Dell Fin. Servs. (In re Patrick), 344 B.R. 56, 58 (Bankr. M.D. Penn. 2005) (“There is no doubt that § 105(a) is a ‘powerful [and] versatile tool’ designed to empower bankruptcy courts to fashion orders in furtherance of the Bankruptcy Code.” (alterations in original) (citations omitted)).

19. The Bidding Procedures Order authorizes the Debtors to pursue the Sale pursuant to the Bidding Procedures and to pay Bid Protections to a Stalking Horse Bidder. Section 105(a) allows the Court to grant the relief requested in this Motion to allow the Debtors to carry out the goals for a competitive process established by the Bidding Procedures Order and preserve and protect the value of the Debtors’ estates. Accordingly, it is a valid exercise of the Debtors’ business judgment to seek the relief requested by this Motion, and it is within the Court’s equitable authority to grant such relief.

B.	The Break-up Fee and Expense Reimbursement are Necessary to Preserve the Value of the Debtors’ Estates

20. The Debtors believe that paying the previously-approved Bid Protections to the Stalking Horse Bidder will ensure the Debtors’ ability to maximize the realizable value of the Acquired Assets for the benefit of the Debtors’ estates, creditors and other parties-in-interest. Approval of break-up fees and expense reimbursements and other forms of bidding protections in connection with the sale of significant assets pursuant to section 363 of the Bankruptcy Code has become established practice in chapter 11 cases. Such bidding protections enable a debtor to ensure a sale to a contractually committed bidder at a price the debtor believes is fair, while providing the debtor with an opportunity to enhance the value received by its estate through an auction process. Historically, bankruptcy courts have approved bidding incentives similar to the Bid Protections pursuant to the “business judgment rule.” See e.g., Official Comm. of Subordinated Bondholders v. Integrated Res., Inc. (In re Integrated Res., Inc.), 147 B.R. 650 (S.D.N.Y. 1992); In re 995 Fifth Ave. Assocs., L.P., 96 B.R. 24, 28 (Bankr. S.D.N.Y. 1989).

21. The United States Court of Appeals for the Third Circuit, however, has established standards for determining the propriety of bidding incentives in the bankruptcy context. In re Calpine Corp. v. O’Brien Envtl. Energy, Inc. (In re O’Brien Envtl. Energy, Inc.), 181 F.3d 527 (3d Cir. 1999); see also In re Reliant Energy Channelview LP, 594 F.3d 200 (3d Cir. 2010). The Court held that even though bidding incentives are measured against a business judgment standard in nonbankruptcy transactions, the administrative expense provisions of Bankruptcy Code section 503(b) govern in the bankruptcy context. Accordingly, to be approved, bidding incentives must provide some postpetition benefit to the debtor’s estate. See O’Brien 181 F.3d at 533. The Third Circuit defined at least two instances in which bidding incentives may benefit the estate. First a break-up fee or expense reimbursement may be necessary to preserve the value of the estate if the assurance of the fee “promote[s] more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited.” O’Brien, 181 F.3d at 537. Second, if the availability of break-up fees and expenses were to induce a bidder to research the value of the debtor and convert that value to a dollar figure on which other bidders can rely, the bidder may have provided a benefit to the estate by increasing the likelihood that the price at which the debtor is sold will reflect its true worth. Id.

22. As described herein, the Bid Protections have already been approved by this Court. They are reasonable and appropriate in light of the size and nature of the transaction and the considerable effort and expense that have been and will be expended by Valeant. Furthermore, the Bid Protections requested herein were a material inducement to Valeant to enter into the Stalking Horse Bidder’s Acquisition Agreement, which was negotiated between the Debtors and Valeant at arm’s length and in good faith. Indeed, Valeant stated unequivocally to the Debtors that it was only interested in submitting a bid for the Debtors’ assets – a bid that is the best and highest that the Debtors have received – if it could do so as the Stalking Horse Bidder with the Bid Protections. Valeant’s bid, in turn, has established a bid standard or minimum for other bidders for the Acquired Assets, thereby ensuring that during the Auction, if any, the Debtors will receive the highest or best bid possible for the Acquired Assets. The Debtors’ ability to provide the Bid Protections therefore enables them to promote a sale of the Acquired Assets with the greatest benefit to the estate. Moreover, the Bid Protections will not diminish the estate. The Debtors do not intend to terminate the Stalking Horse Bidder’s Acquisition Agreement if to do so would incur an obligation to pay the Bid Protections, unless to accept an alternative bid, which bid must exceed the consideration offered by the Stalking Horse Bidder by an amount sufficient to pay the Bid Protections.

WAIVER OF STAY UNDER BANKRUPTCY RULE 6004(h)

23. To the extent applicable, the Debtors also request that the Court waive the stay imposed by Bankruptcy Rule 6004(h), which provides that “[a]n order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of 14 days after entry of the order, unless the court orders otherwise.” Fed. R. Bankr. P. 6004(h). The sale of the Acquired Assets must be approved and consummated promptly in order to preserve the value of the Acquired Assets. In addition, the authority to pay the Bid Protections to the Stalking Horse Bidder is a necessary component of its bid. Accordingly, the Debtors respectfully request that the

Court waive the fourteen-day stay imposed by Bankruptcy Rule 6004(h), as the exigent nature of the relief sought herein justifies immediate relief.

NOTICE

24. Notice of this Motion shall be given to: (i) the U.S. Trustee; (ii) counsel to the indenture trustee for the 2.875% Convertible Senior Notes due 2016; (iii) counsel to the Unaffiliated Noteholders; (iv) counsel to the Deerfield Noteholders; (v) the Committee; (vi) all entities known to have expressed an interest in a transaction with respect to some or all of the Acquired Assets at any time; (vii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets; (viii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by this Motion; (ix) the United States Attorney’s office; (x) the Securities and Exchange Commission; (xi) the Internal Revenue Service; and (xii) all parties entitled to notice pursuant to Bankruptcy Rule 2002. The Debtors submit that, under the circumstances, no other or further notice is required.

NO PRIOR REQUEST

25. No previous request for the relief sought herein has been made to this Court or any other court.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONCLUSION

WHEREFORE the Debtors respectfully request that the Court enter an order (a) approving Valeant as the Stalking Horse Bidder and granting Bid Protections; (b) scheduling the Sale Hearing; and (c) granting related relief.

Dated:	Wilmington, Delaware
January 29, 2015

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Sarah E. Pierce
Anthony W. Clark (I.D. No. 2051)
Sarah E. Pierce (I.D. No. 4648)
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
Telephone: (302) 651-3000
Fax: (302) 651-3001

- and -

Kenneth S. Ziman
Raquelle L. Kaye
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

- and -

Felicia Gerber Perlman
155 N. Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors in Possession

EXHIBIT A

Proposed Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
In re: DENDREON CORPORATION, et al., Debtors.[1]	: : : : : : : :	Chapter 11 Case No. 14-12515 (LSS) Jointly Administered
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x	Related Docket Nos. 17, 62, 195

ORDER (A) APPROVING STALKING HORSE BIDDER AND AUTHORIZING BID

PROTECTIONS IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL OF

THE DEBTORS’ ASSETS, (B) RESCHEDULING THE HEARING TO APPROVE SUCH

SALE AND (C) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the Debtors for an order (the “Order”) (a) approving Valeant Pharmaceuticals International, Inc. as the stalking horse bidder (the “Stalking Horse Bidder”) for the sale (the “Sale”) of all or substantially all of the Debtors’ non-cash assets (the “Acquired Assets”) and authorizing bid protections in connection therewith, (b) rescheduling the hearing to approve the Sale (the “Sale Hearing”), and (c) granting related relief; and this Court having considered the Motion, and the arguments of counsel made, and the evidence adduced, at the hearing on the Motion; and due and sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by the Motion is in the best interests of the

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.

[2]	Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Motion or the Sale Motion, as applicable.

Debtors, their estates, their creditors and other parties in interest; and after due deliberation thereon and good and sufficient cause appearing therefor, it is hereby,

FOUND, CONCLUDED AND DETERMINED THAT:3

A. This Court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and this Motion in this District is proper under 28 U.S.C. §§ 1408 and 1409. The legal predicates for the relief requested in the Motion are Bankruptcy Code sections 105, 363 and 503. Such relief is also warranted pursuant to Bankruptcy Rules 6004 and 9014.

B. The relief granted herein is in the best interests of the Debtors, their estates and other parties in interest.

C. The Debtors have articulated good and sufficient business reasons for the Court to (i) approve the Stalking Horse Bidder, (ii) approve the payment of the Break-Up Fee and Expense Reimbursement Amount (together, the “Bid Protections”) to the Stalking Horse Bidder in accordance with the Acquisition Agreement, and (iii) set the date of the Sale Hearing.

D. The Debtors have demonstrated the Bid Protections are actual and necessary costs and expenses of preserving the Debtors’ estates, within the meaning of section 503(b) of the Bankruptcy Code, and of substantial benefit to the Debtors’ estates by inducing the Stalking Horse Bidder’s bid, which has established a bid standard or minimum for other bidders for the Acquired Assets, thereby ensuring that during the Auction, if any, the Debtors receive the highest or best bid possible for the Acquired Assets. The Debtors have also demonstrated that

[3]

The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

2

the Stalking Horse Bidder required Bid Protections set forth in the Motion as a condition to agreeing to be the Stalking Horse Bidder, such Bid Protections are reasonable, and such Bid Protections are of substantial benefit to the Debtors’ estates by inducing the Stalking Horse Bidder’s bid.

E. Due, sufficient, and adequate notice of the hearing on the Motion and the relief requested in the Motion and the relief granted herein has been given in light of the circumstances and the nature of the relief requested, and no other or further notice thereof is required.

F. The Debtors’ Combined Notice is appropriate and reasonably calculated to provide all interested parties with timely and proper notice, and no further notice of, or hearing on, such notice is necessary or required.

G. The Bid Protections (i) shall be deemed an actual and necessary cost of preserving the Debtors’ estates within the meaning of section 503(b) of the Bankruptcy Code; (ii) are of substantial benefit to the Debtors’ estates; (iii) are reasonable and appropriate, including in light of the size and nature of the Sale and the efforts expended by the Stalking Horse Bidder and (iv) enable the Debtors to promote a sale of the Acquired Assets with the greatest benefit to the estate.

H. The Bid Protections were negotiated by the Debtors and the Stalking Horse Bidder in good faith and at arms-length.

IT IS THEREFORE, ORDERED, ADJUDGED AND DECREED THAT:

1. The Motion is GRANTED, as set forth herein.

3

2. Any objections filed in response to the Motion and the relief granted herein, to the extent not resolved as set forth herein or at the hearing on the Motion, are hereby overruled.

3. Notwithstanding any procedure set forth in paragraph 4 of the Bidding Procedures Order, Valeant Pharmaceuticals International, Inc. (the “Purchaser”) shall be the Stalking Horse Bidder for the Acquired Assets.

4. Notwithstanding anything in the Bidding Procedures Order to the contrary, pursuant to Bankruptcy Code sections 105, 363 and 503, the Bid Protections are hereby approved and the Debtors are hereby authorized and directed to pay the Bid Protections to the Stalking Horse Bidder pursuant to the terms of the Acquisition Agreement. The obligation to pay the Bid Protections to the Stalking Horse Bidder (i) shall be entitled to administrative expense claim status under sections 503(b)(1)(A) and 507(a)(2) of the Bankruptcy Code, (ii) shall be a superpriority administrative expense claim with priority over all other administrative claims against the Debtors, and (iii) shall survive termination of the Acquisition Agreement.

5. Other than as explicitly modified herein, the Bidding Procedures Order and the Bidding Procedures, including all deadlines set forth therein, remain in full force and effect; provided, however, that to the extent the Bidding Procedures Order or the Bidding Procedures is inconsistent with the Acquisition Agreement, the Acquisition Agreement shall govern (e.g., with respect to when the Stalking Horse Bidder must forfeit or is entitled to return of its deposit).

6. Notwithstanding anything to the contrary in the Bidding Procedures Order: (i) the Stalking Horse Bidder’s bid as set forth in the Acquisition Agreement is a Qualified Bid, (ii) the Debtors shall distribute each Qualified Bid to counsel to the Stalking

4

Horse Bidder within one (1) Business Day of determining it is a Qualified Bid, (iii) the Debtors shall provide a copy of the Auction Baseline Bid to the Stalking Horse Bidder as soon as practicable prior to the Auction, (iv) in evaluating and valuing all Qualified Bids and Overbids, the Debtors shall give effect to the Break-Up Fee and Expense Reimbursement, and (v) if the Debtors furnish to any bidder any material information related to the Debtors not theretofore given to the Stalking Horse Bidder, then the Debtors shall promptly notify the Stalking Horse Bidder of such information and place it in the designated data room for the Stalking Horse Bidder.

7. Qualified Bids made in accordance with the Bidding Procedures Order and the Bidding Procedures must be received in writing on or before February 10, 2015 at 5:00 p.m. (prevailing Eastern Time).

8. The Sale Hearing to approve the Sale of the Acquired Assets shall be held on February 20, 2015 at 10:00 a.m. (prevailing Eastern Time).

9. The Auction shall take place in accordance with the Bidding Procedures Order and the Bidding Procedures on or before February 12, 2015 at 10:00 a.m. (prevailing Eastern Time).

10. The Debtors are hereby authorized and empowered to take such actions as may be reasonably necessary to implement and effect the terms and requirements established by this Order.

11. This Order shall constitute findings of fact and conclusions of law and shall take effect immediately upon execution hereof.

5

12. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7052, 9014 or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

13. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation or interpretation of this Order.

Dated:	Wilmington, Delaware
, 2015

Honorable Laurie S. Silverstein
UNITED STATES BANKRUPTCY JUDGE

6